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                                   Exhibit 21
                           Subsidiaries of Registrant


                           Elan Merchant Services, LLC
                           Key Merchant Services, LLC
                              LADCO Financial Group
                             LADCO Finance Corp. IV
                              LADCO Funding Corp. V
                          NOVA Asset Management Company
                              NOVA GA Command, Inc.
                           NOVA Georgia Services, L.P.
                        NOVA Information Services Company
                         NOVA Information Systems, Inc.
                             NOVA Licensing Company
                              NOVA TN Command, Inc.
                               PMT Services, Inc.